											Exhibit A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
FORM U-6B-2

Certificate of Notification

Filed By

Virginia Electric and Power Company

	This certificate is notice that the above named company has issued, renewed or guaranteed the security or securities described herein which issue, renewal or guaranty was exempted from the provisions of Section
6(a) of the Act and was neither the subject of a declaration or application on Form U-1 nor included within the exemption provided by Rule U-48.

1. Type of the security or securities:

   Medium Term Notes Series F ("Series F Notes")
Medium Term Notes Series G ("Series G Notes")

2. Issue, renewal or guaranty:

Issue.

3. Principal amount of each security:

$20,000,000 of Series F Notes
$200,000,000 of Series G Notes

4. Rate of interest per annum of each security:

The securities bear interest at a variable rate of 3-month LIBOR plus 15 basis points. However, the issuer entered an interest rate swap agreement with Morgan Guaranty Trust Company with respect to the Series G Notes, the result of which is that the issuer will pay a fixed rate of 7.27% on that series.

5. Date of issue, renewal or guaranty of security:

   March 22, 2000.

6. If renewal of security, give date of original issue:

   Not applicable.





       2                                                   Exhibit A
                                                           Continued

7. Date of maturity of each security:

   March 22, 2002

8. Name of the person to whom each security was issued, renewed or guaranteed:

Morgan Stanley was the issuing agent for the Series F Notes.
Morgan Stanley, Goldman, Lehman Brothers and Merrill Lynch were each the agent or principal with respect to a $50,000,000 tranche of the Series G Notes.


9. Collateral given with each security, if any:

        None.

    10. Consideration received for each security:

$19,950,000 for the Series F Notes.
$199,500,000 for the Series G Notes.

11. Application of proceeds of each security:

To meet long-term financing requirements of the Company.

12. The issue, renewal or guaranty of each security was exempt from the provisions of Section 6(a) because of the provisions contained in any rule of the Commission other than Rule U-48.

13. If the security or securities were exempt from the provisions of
Section 6(a) by virtue of the first sentence of Section 6(b), give the figures which indicate that the security or securities aggregate (together with all other then outstanding notes and drafts of a maturity of nine months or less, exclusive of days of grace, as to which such company is primarily or secondarily liable) not more than 5 per centum of the principal amount and par value of the other securities of such company then outstanding. (Demand notes, regardless of how long they may have been outstanding, shall be considered as maturing in not more than nine months for purposes of the exemption from Section 6(a) of the Act granted by the first sentence of Section 6(b)):

     Not applicable.





       3									Exhibit A
										Continued


14. If the security or securities are exempt from the provisions of
Section 6(a) because of the fourth sentence of Section 6(b), name the security outstanding on January 1, 1935, pursuant to the terms of which the security or securities herein described have been issued.

        Not applicable.

15. If the security or securities are exempt from the provisions of
Section 6(a) because of any rule of the Commission other than Rule U-48 designate the rule under which exemption is claimed.

        Rule 52.



								Virginia Electric and Power Company

                                   By:  N. F. Chandler
									Its Attorney
Date:	May 30, 2000